Exhibit 10.7

EXECUTION VERSION

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (the “Amendment”) is entered into on June 9, 2023 between Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), and the Jack W. Schuler Living Trust (the “Purchaser”).

WHEREAS, on March 24, 2022, the Company entered into a Securities Purchase Agreement (the “Agreement”) with the Purchaser, a copy of which is attached hereto as Annex A;

WHEREAS, Section 6.4 of the Agreement provides that any provision of the Agreement may be waived or amended or waived pursuant to a written instrument signed by the Company and the Purchaser; and

WHEREAS the Company and the Purchaser desire to fulfill the terms of the Agreement, as it is amended by the terms of this Amendment;

NOW, THEREFORE, for and in consideration the sufficiency of which is acknowledged, the Agreement is hereby amended as follows:

The definition of the term “Agreement” set forth in the first paragraph of the Agreement shall, for all purposes of the Agreement, mean the Agreement, as amended by this Amendment.

The definitions of the terms Closing Date and Per Share Purchase Price set forth in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

““Closing Date” means June 9, 2023.”

““Per Share Purchase Price” equals $0.82.”

The data appearing in the two rows under the caption of “Number of Securities Purchased” set forth in Annex 1 to the Agreement is hereby deleted and in each case replaced with “4,878,048”.

The representation and warranty of the Company set forth in Section 3.1(c) of the Agreement is hereby deleted in its entirety and replaced with:

“(c)           Certain Fees. Except for the fees of Houlihan Lokey Capital, Inc., no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Purchaser pursuant to written agreements executed by the Purchaser which fees or commissions shall be the sole responsibility of the Purchaser ) made by or on behalf of other Person s for fees of a type contemplated in this Section 3.1(c) that may be due in connection with the transactions contemplated by this Agreement.”

The representation and warranty of the Company set forth in Section 3.1(d) of the Agreement is hereby deleted in its entirety and replaced with:

“(d)           No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except, in the case of clause (ii) above, for the Company’s default under the outstanding 2.50% convertible senior notes due 2023 as described in the Company’s reports filed with the Securities and Exchange Commission, and, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).”

All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the date first indicated above.

COMPANY:

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Jack Phillips
Name: Jack Phillips
Title: President and Chief Executive Officer

Signature Page to Amendment to Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories on the date first indicated above.

HOLDER:

JACK W. SCHULER LIVING TRUST

By:	/s/ Jack W. Schuler
Name: Jack W. Schuler
Title: Trustee

Signature Page to Amendment to Securities Purchase Agreement

Annex A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of March 24, 2022, by and among Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), and the purchaser identified on Annex I attached hereto (including its successors and assigns, a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desire to purchase from the Company, the Securities (as defined below), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:“Agreement” has the meaning set forth in the Preamble.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means June 30, 2022.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Company” has the meaning set forth in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Party” has the meaning set forth in Section 4.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” has the meaning set forth in Section 4.2(c).

“Indemnifying Party” has the meaning set forth in Section 4.2(c).

“Investment Amount” means, with respect to the Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as set forth opposite the name of such Purchaser under the heading “Investment Amount” on Annex I attached hereto, in United States dollars and in immediately available funds.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.2(a).

“Material Adverse Effect” has the meaning set forth in Section 3.1(d).

“Nasdaq” means The Nasdaq Stock Market.

“Per Share Purchase Price” equals $1.64, which is the “market value” of the Common Stock in accordance with Nasdaq rules and equal to the consolidated closing bid price of the Common Stock reported on The Nasdaq Capital Market immediately preceding the time this Agreement is entered into.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.2(e).

“Securities” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

ARTICLE 2.
PURCHASE AND SALE

2.1.          Closing.

(a)           Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser will purchase, severally and not jointly, the aggregate number of Securities set forth opposite the name of the Purchaser under the heading “Number of Securities Purchased” on Annex I attached hereto, which shall be equal to the Purchaser’s Investment Amount divided by the Per Share Purchase Price (rounded down to the nearest whole share).

(b)           The Closing shall take place remotely or in such other manner as the parties agree in writing. For accounting and computational purposes, the Closing will be deemed to have occurred at 12:01 a.m. (New York time) on the Closing Date.

2.2.          Closing Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)                 this Agreement, duly executed by the Company;

(ii)              confirmation from Nasdaq that the Company’s obligation to notify Nasdaq regarding the sale of the Securities has been completed; and

(iii)            a certificate or book-entry confirmation evidencing the number of Securities purchased by the Purchaser and registered in the name of the Purchaser as specified on Annex I attached hereto;

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                 this Agreement, duly executed by the Purchaser; and

(ii)              the Purchaser’s payment for the Securities purchased by it consisting of the Purchaser’s Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.          Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a)               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)               Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement.

(c)               Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Purchaser pursuant to written agreements executed by the Purchaser which fees or commissions shall be the sole responsibility of the Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(c) that may be due in connection with the transactions contemplated by this Agreement.

(d)               No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(e)               No Conflicts. The execution, delivery and performance by the Company of this Agreement and the issuance, sale and delivery of the Securities will not: (i) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries; (ii) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2.          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)               Authorization; Enforcement. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)               Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)               Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, (i) knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing and investment decision similar to that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)               General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)               Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the Company’s reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Reports”), and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement, subject to the exceptions thereto and as set forth therein, as the case may be.

(f)                Certain Trading Activities. The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with it, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the 30th day prior to the date of this Agreement. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are publicly disclosed or (ii) this Agreement is terminated in full pursuant to Section 6.5.

(g)               Reliance on Purchaser Representations. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. Under such laws and rules and regulations, the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

(h)               Risks of Investment. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of its investment, and the Purchaser has full cognizance of and understands all of the risk factors related to its purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the SEC Reports. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

(i)                 No Approvals. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(j)                 Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and the Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)               Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address set forth under the Purchaser’s name on Annex I attached hereto.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.          Transfer Restrictions.

(a)             Compliance with Laws. Notwithstanding any other provision of this Article 4, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Securities.

(b)               Legends. Certificates evidencing the Securities will contain the legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2.          Indemnification.

(a)             The Company will indemnify and hold each Purchaser and its directors, officers, employees, agents and Affiliates (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any the Purchaser may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement.

(b)               Each Purchaser will, severally and not jointly, indemnify and hold the Company and its directors, officers, employees, agents and Affiliates (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement.

(c)               In addition to the indemnities contained in this Section 4.2, if any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (each, an “Indemnified Party”), each Person from whom indemnity is sought (each, an “Indemnifying Party”) shall reimburse the Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.          Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing Date, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)               Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)               Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2.          Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities to each Purchaser at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties made by each Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)               Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

(c)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)               Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE 6.
MISCELLANEOUS

6.1.          Fees and Expenses. Each of the Company and the Purchaser has relied on the advice of its own respective counsel. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.2.          Entire Agreement. This Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

6.3.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:	Accelerate Diagnostics, Inc.
3950 S. Country Club Rd. #470
Tucson, AZ 85714
Fax: (520) 269-6580
E-mail: mbridge@axdx.com
Attn: Michael Bridge

with a copy to:	Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, AZ 85004-2202
Fax: (602) 382-6070
Attn: Dan Mahoney and Joshua Schneiderman

If to Purchaser:	To the address set forth under the Purchaser’s name on Annex I attached hereto.

6.4.            Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.            Termination. This Agreement may be terminated prior to the Closing Date on a Purchaser-by-Purchaser basis by written agreement of the Purchaser and the Company. Upon a termination in accordance with this Section 6.5, the Company and the Purchaser shall not have any further obligation or liability (including as arising from such termination) to the other.

6.6.            Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with this Agreement and applicable law; provided, that such transferee shall agree in writing to be bound by the terms and conditions of this Agreement and provides written notice of assignment to the Company promptly after such assignment is effected.

6.8.            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, or the transactions contemplated thereby. If a party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.        Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date and the delivery of the Securities for a period of one (1) year thereafter, after which time they shall expire and be of no further force or effect.

6.11.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14.        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“COMPANY”:
ACCELERATE DIAGNOSTICS, INC.,
a Delaware corporation

/s/ Jack Phillips
Name:	Jack Phillips
Title:	President & CEO

“PURCHASER”:
Jack W. Schuler Living Trust

/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	President

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

ANNEX I

PURCHASER SCHEDULE

Name and Address	Investment Amount	Number of Securities Purchased
Jack W. Schuler Living Trust 100 N. Field Drive Suite 360 Lake Forest, IL 60045	$4,000,000	2,439,024
Totals:	$4,000,000	2,439,024